Exhibit 4

Denison Mines Corp.

Atrium on Bay, 595 Bay Street, Suite 402

Toronto, ON M5G 2C2

Ph. 416-979-1991 • Fx. 416-979-5893 • www.denisonmines.com

PRESS RELEASE

Denison Mines Corp. Provides Date for 2011 Results and Conference Call

Toronto, ON — February 28, 2012….Denison Mines Corp. (TSX:DML) (NYSE AMEX:DNN) (“Denison” or the “Company”) announces that the Company will issue its 2011 results in the evening on Thursday, March 8, 2012. Denison will hold a telephone conference with a webcast presentation at 9:00 am Eastern Standard Time on Friday, March 9, 2012 to discuss financial results for the year ending December 31, 2011.

Please call in 5-10 minutes before the conference starts and stay on the line (an operator will be available to assist you). The call-in number is 416-340-2216.

To view the live presentation, please log on at www.denisonmines.com 10 minutes prior to the call.

Approximately two hours after the call:

•	a replay of the telephone conference will be available at 905-694-9451 and the passcode is 5373424; and

•	the presentation will be available at www.denisonmines.com.

About Denison

Denison Mines Corp. is an intermediate uranium producer with production in the U.S., combined with a diversified development portfolio of projects in the U.S., Canada, Zambia and Mongolia. Denison’s assets include its 100% ownership of the White Mesa mill in Utah and its 22.5% ownership of the McClean Lake mill in Saskatchewan. The Company also produces vanadium as a co-product from some of its mines in Colorado and Utah. Denison owns interests in world-class exploration projects in the Athabasca Basin in Saskatchewan, including its flagship project at Wheeler River, and in the southwestern United States, Mongolia and Zambia. Denison is the manager of Uranium Participation Corporation (TSX-U), a publicly traded company which invests in uranium in concentrates and uranium hexafluoride.

For further information, please contact:

Ron Hochstein	(416) 979-1991 ext. 232
President and Chief Executive Officer

James Anderson	(416) 979-1991 ext. 372
Executive Vice President & Chief Financial Officer